Exhibit 99.1

Rancher Energy Corp. Announces Appointment of Senior Executives

SPOKANE, WA May 17, 2006/MARKETWIRE/ -- Rancher Energy Corp. (OTCBB: RNCH)(the "Company") is pleased to announce the appointment of Mr. John Works asCompany President and Chief Executive, effective immediately.

Mr. Works brings over 23 years of experience in the global oil & gas industry as a corporate executive, investment banker, and lawyer focusing on originating, structuring, financing, and implementing domestic and international oil & gas projects.

Before joining Rancher Energy, Mr. Works was the founder and Managing Director of Emerging Markets Finance International, LLC (EMFI) of Denver, Colorado where the firm is positioned as a leading emerging markets international financial advisor and arranger, with oil & gas projects as its core area of expertise. In 2005 Mr. Works served as President & COO of American International Depository & Trust, a specialized financial institution providing foreign clients with traditional depository banking and trust services as well as privacy and protection features typically provided by offshore financial institutions and private banks. In 2001 Mr. Works served as Senior Vice President & Head of International Producer Finance at Shell Capital, The Shell Group's venture capital affiliate, in Houston, Texas. Prior to Shell Capital, from 1999-01 Mr. Works was President & CEO of The Rompetrol Group in Bucharest, Romania, Romania's largest privately-owned oil & gas company. From 1997-99 Mr. Works was Senior Vice President & Deputy Head of Project Finance Advisory at the ABN Amro bank in Amsterdam, The Netherlands, where he originated and executed international oil & gas project advisory and finance transactions involving the bank and capital markets, multilateral and export credit agencies, and mergers & acquisitions. From 1996-97 Mr. Works was Vice President, Emerging Markets, Former Soviet Union, at J.P. Morgan's investment banking unit in London, England where he was responsible for client relationships and transaction execution for oil & gas projects in Russia and Central Asia. From 1990-96 Mr. Works was Vice President & Legal Relationship Manager in J.P. Morgan's New York office for the bank's business units involved in U.S. & global project advisory and mergers & acquisitions assignments where he assisted in analyzing, structuring, drafting, negotiating, and closing U.S. and international mergers & acquisitions, divestitures, restructurings, and recapitalizations.

Mr. Works began his career in 1982 as a corporate finance attorney with several Wall Street firms including Shearman & Sterling and Cahill Gordon & Reindel in New York. Mr. Works was educated at the University of Denver College of Law (J.D. 1982), the Institut d'Etudes Politiques de Paris (Certificat d'Etudes Politiques 1978), the Université de Paris-IV (Sorbonne) (Certificat de Langue Française 1977), and the University of Kansas (B.A.1977). Mr. Works is a U.S. national and is fluent in English and French. He currently resides in Denver.

In related news, the Company also is pleased to announce that former President,Mr. Andrei Stytsenko, will remain with the Company both as a board member and as Vice President--Production. This appointment is effective immediately.

ABOUT THE COMPANY

Rancher Energy Corp. focuses on the oil & gas sector by specializing in evaluating older, historically productive fields in order to determine their potential for secondary and tertiary recovery. Management will determine the economics, and where viable, proceed with development of the assets into producing wells. Current high oil & gas prices alongside advances in technology make these assets an attractive source of potentially recoverable oil & gas reserves.

Forward-Looking Statements:

Except for statements of historical fact, the information presented herein may contain forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire anddevelop specific projects, the ability to fund operations and changes in consumer and business consumption habits, and other factors over which Rancher Energy Corp. has little or no control.

ON BEHALF OF THE BOARD

Rancher Energy Corp.

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John Works, President

Investor Relations Contact: Great Northwest Investor Relations Inc.
1-866-375-RNCH (7624)

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